NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:
Scott Heller, President and CEO
sheller@ufeonline.com
432-571-8001

UNITED FUEL & ENERGY REPORTS 2004 RESULTS
Provides 2005 Growth Initiatives & Goals
Reviews Recent Accomplishments

Midland, Texas - May 5, 2005 - United Fuel & Energy Corporation (OTCBB: UFEN), today announced the following financial and operational results for 2004.

• Full-year 2004 revenue grew 23% over 2003 to $180.6 million;
• Net income in 2004 was $0.4 million.
• Net income excluding unusual and nonrecurring expenses in 2004 increased approximately 35% to $0.8 million from 2003 net income of $0.6 million.
• Financial liquidity increased through an expanded revolving credit line, new bank term loan and by raising private equity capital.

“We made significant progress in 2004 and in the first quarter of 2005 toward achieving our strategic goals to position United Fuel for the future,” said Scott Heller, President and Chief Executive Officer. “We have identified numerous opportunities for growth both organically and through measured acquisitions. We believe we are well positioned today to take advantage of those opportunities and to create value for our customers, employees and shareholders.”

Revenue in 2004 increased 23% to $180.6 million compared to $146.3 million in 2003. The $34.2 million revenue increase was primarily driven by higher prices for petroleum and lubricant products. Net income was $406,000 in 2004, which included an after-tax charge of $211,000 associated with a reverse merger completed in February 2005 and $192,000 charge from non-cash stock awards. Excluding these two charges, net income for 2004 was $809,000 versus net income of $589,000 in 2003. EBITDA (earnings before interest, income taxes, depreciation and amortization and certain other non-cash expenses) for 2004 was $4.8 million, including a $319,000 before tax charge associated with the reverse merger, compared to EBITDA of $5.2 million in 2003.

Executing Against 2004 Objectives

The following is a review of objectives that United Fuel established and achieved in 2004, and will remain focused on throughout 2005.

Improve Financial Flexibility:

•
Restructure Bank Debt. Throughout 2004 and during the first quarter of 2005, United Fuel completed several transactions that provided it with additional working capital and substantially extended the maturity of its debt obligations. In November 2004, United Fuel obtained a new $5.5 million term loan and expanded its existing revolving line of credit from $30 to $35 million. Subsequently, in April, 2005 this line of credit was increased to $45 million due to the addition of another participating bank in the credit facility. The Company also raised $2.5 million of private equity capital in the second half of 2004.

•
Public Equity. In February 2005, United Fuel completed a reverse merger into a publicly traded entity and began trading under the symbol UFEN.OB. At March 31, 2005 United Fuel had 11.3 million shares outstanding.

Grow Through Organic Expansion and Selective Acquisitions:

•
Increase Market Share. In an existing branch location in West Texas, the number of fuel and lubricant gallons sold by United Fuel increased 21% and revenue increased 34%. In addition, United Fuel entered Central Texas, which is a new market for the Company with existing customers active in drilling, well servicing, and well stimulation needs.

United Fuel also signed an evergreen fuel agreement with a major well service company nationwide.

•
Develop New Revenue Opportunities. The Company developed an Engineering Services Division that focuses on fluid reclamation and dehydration of lubricants and anti-freezes. Fluid monitoring capabilities were also developed that enables United Fuel to proactively recommend specific types of fuel or lubricants for delivery in a timely manner to its customers for individual pieces of equipment.

•
Diversify Customer Base. In March 2005, United Fuel announced that it agreed to an asset purchase agreement with Clark Oil Company based in Oklahoma. Unlike United Fuel, which predominantly services the oil and gas industry, Clark is engaged in the business of delivering bulk fuel, bulk lubricants and packaged lubricants to mining, quarry, farm and ranch, commercial trucking and agriculture customers.

•
Expand Markets Geographically. When completed, the Clark acquisition will expand United Fuel’s operations into Oklahoma where several existing customers have operations and have expressed an interest in being serviced by the Company in that market. In addition, United Fuel is evaluating several acquisition opportunities that would facilitate expansion into other new markets where it has customers, but no market presence at this present time.

Upgrade and Optimize Operations:

•
Field assets. During 2004, United Fuel began updating its unattended re-fueling stations with improved technology and functionality that will pump fuel faster and be more customer friendly. The Company has also been upgrading and rationalizing its fleet of trucks and installing larger tanks on its bob-tail trucks to reduce the number of trips to the field, thereby increasing its operating efficiencies.

•
Office systems. In 2004, United Fuel completed a company-wide upgrade of all of its IT systems, connected all of its field locations to the corporate office and placed all of its operations on common software platforms.

•
Sales and Marketing. The sales and marketing group was realigned and key sales and marketing personnel were added to create greater efficiencies, provide better service to customers and increase market share. The Company developed strategic sales units focused on United Fuel’s largest customers and developed an inside sales office to manage and follow-up on smaller, yet very important accounts that previously had not been serviced by an account manager.

•
Customer Service. A customer service call center was established with personnel trained to be very customer focused and knowledgeable of the Company’s products. This is in addition to its Fleet Fueling Network customer service group.

Personnel Expansion and Development:

•	Employees are encouraged to attend training programs to further enhance their product knowledge, ability to service customers and to advance their personal development.

•
In connection with becoming a public company, key personnel were added. Resources were allocated to accounting, merger and acquisition management and sales and marketing. The Company also engaged an outside consultant with expertise in strategic management training.

•	As an incentive and measure to retain the highest quality employee, United Fuel & Energy awarded stock options based on years of service and position within the Company.

2005 Growth Initiatives & Outlook

United Fuel and Energy’s 2005 growth initiatives include:

Identifying the opportunity:

•	According to the American Petroleum Institute, demand for petroleum products in 2004 was the highest it has been in five-years. Demand is expected to remain strong in 2005.

•	United Fuel’s customers are increasingly seeking a single source provider of fuel and lubricant products that can serve them in greater volume and across a broader geographic area.

•	United Fuel brings a superior level of customer service and reliability to an otherwise commodity business.

•	Fuel and lubricant suppliers are looking for larger distributors to sell and support their brands with greater sales volumes.

Organic Growth and Selective Acquisitions:

•	United Fuel intends to add product lines and/or services in existing markets to better serve existing and potential customers and increase market share.

•	The Company expects to raise additional capital to fund organic and external growth strategies.

•
Based on its acquisition strategy and model, the Company seeks to complete two to four accretive acquisitions in 2005 and four to six accretive acquisitions in 2006. United Fuel has identified several attractive acquisition targets that it believes would be accretive to earnings and would help the Company achieve its goal of becoming the premier single source provider of fuel and lubricant products nationwide.

2005 Financial Outlook

The following financial outlook is based on United Fuel and Energy’s existing operations and does not include the financial impact of any acquisitions that the Company is evaluating or in the process of closing. For the full-year 2005, the Company estimates revenue will range between $190 million and $205 million, EBITDA will range between $5 million and $6 million and diluted earnings per share will range between $0.06 and $0.09, assuming 11.4 million weighted average diluted shares outstanding.

As discussed, as part of its measured external growth strategy, the Company is evaluating several candidates in select target markets for possible acquisition in 2005. Due to uncertainties associated with the timing of completing any of these acquisitions, obtaining financing and other uncertainties, United Fuel has not included any financial benefit of possible acquisitions in its 2005 financial outlook. To help investors understand the financial profile and potential impact these acquisitions could have on United Fuel in the future, the Company has provided the following general financial profiles of companies that United Fuel is evaluating or may evaluate going forward. These financial profiles are presented on an annual basis.

Smaller, Regional Company. Target will serve a strategic purpose. Revenues typically range from $5 million to $10 million with EBITDA ranging from $0.25 million to $0.5 million.

Medium Size, Regional Company. Target is conducting business in the vertical markets United Fuel seeks to expand into and could have some strategic significance. Revenues typically range from $20 million to $40 million with EBITDA ranging from $1 million to $2 million.

Large Company. Target operates in multiple markets and will enable United Fuel to meaningfully accelerate its earnings growth. Such targets range in size from $50 million in revenue and up with EBITDA ranging from $2.5 million at the $50 million revenue level to $5 million in EBITDA at the $100 million revenue level.

“We have improved our financial flexibility to support the growth of our operations, enhanced our operations with better systems and added key personnel to execute our plan for growth,” added Heller. “We accomplished a great deal in the last 12 to 18 months, but much is left to do, including raising additional capital to fund our growth initiatives. 2005 will be an important year for United Fuel and Energy and this management team is committed to making it even more successful than 2004.”

Mr. Heller concluded, “We are pleased with the current favorable operating environment and demand for our products and will continue to deliver industry leading customer service and reliability to our customers. We believe we can successfully scale our business model into other markets through a combination or organic and measured external growth. With decades of experience and expanding customer relationships, we believe United Fuel and Energy is well positioned to achieve its goal of becoming the premier single source provider of fuel and lubricant products.”

About United Fuel

United Fuel, located in Midland, Texas, is engaged in the business of distributing gasoline, diesel, propane and lubricant products primarily in certain rural markets of Texas and Eastern New Mexico. United Fuel represents the consolidation of three companies, the most significant of which is the Eddins-Walcher Company. Eddins Walcher has been in business since 1937, has a reputation of reliability with its customers and currently represents approximately 90% of United Fuel’s consolidated revenues. United Fuel intends to continue to expand its business through strategic acquisitions.

United Fuel currently engages in the following activities:

•	Card-lock operation (unattended re-fueling of commercial vehicles).

•	Wholesale fuels and lubricants (to commercial customers).

•	Propane distribution (to commercial and residential users).

United Fuel conducts its operations through 14 branch locations and 58 card-lock (unattended) fuel sites. United Fuel currently has approximately 200 full-time employees.

Safe Harbor Statement

Certain statements included in this press release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. In particular, the closing of the purchase of the assets of Clark is subject to the satisfaction of a number of customary closing conditions. If these conditions are not satisfied, the purchase may not be completed. Also, the achievement of the benefits of the Clark acquisition is subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers. As a result, this press release should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

- Tables to Follow -

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UNITED FUEL & ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years Ended December 31, 2004		Years Ended December 31, 2003	
Revenues				
Sales	$	177,607	$	143,816
Other		2,975		2,529
Total revenues		180,582		146,345
Cost of Sales		154,803		121,657
Gross Profit		25,779		24,688
Expenses				
Operating		11,453		11,811
General and administrative		9,909		7,858
Depreciation, amortization and accretion		1,312		1,403
Total expenses		22,674		21,072
Operating Income		3,105		3,616
Other income (expense)				
Interest expense		(1,955)		(1,958)
Amortization of debt issue costs		(575)		(774)
Other income (expense), net		179		163
Total other income (expense)		(2,351)		(2,569)
Income before income taxes		754		1,047
Income tax expense		348		458
Net Income	$	406	$	589
Net income per common share				
Basic	$	0.04	$	0.05
Diluted	$	0.04	$	0.05
Weighted average common shares outstanding(a)				
Basic		11,254		11,239
Diluted		11,412		11,239
Other Data:				
Computation of EBITDA				
Net earnings	$	406	$	589
Add:				
Interest		1,955		1,958
Income taxes		348		458
Depreciation & amortization		1,887		2,177
Other non-cash expenses		192		-
EBITDA	$	4,788	$	5,182

(a) Reflects the 1:40 reverse stock split and the shares issued in connection with the merger, as if the merger had taken place at the beginning of each period presented.

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UNITED FUEL & ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31,			
	2004		2003	
ASSETS				
Current assets	$	41,206	$	29,802
Proberty, plant and equipment, net		10,323		10,624
Other assets, net		4,226		4,368
	$	55,755	$	44,794
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities	$	13,875	$	41,261
Long-term debt, net		36,481		1,004
Deferred taxes		880		697
Other liabilities		119		54
Stockholders' equity		4,400		1,778
	$	55,755	$	44,794

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of 2005 Projected EBITDA with Projected Net Income

EBITDA	\$5.0 to \$6.0 million
Depreciation and amortization	\$1.8 to \$1.9 million
Interest expense	\$2.0 to \$2.3 million
Other Non-Cash Expenses	\$0.2 to \$0.2 million
Income tax expense	\$0.3 to \$0.6 million
Net income	\$0.7 to \$1.0 million

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